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                                                                       EXHIBIT 7

               Certificate of Designations of the Preferred Stock
                                of Diatide, Inc.
                                To be Designated
                      Series A Convertible Preferred Stock


         Diatide, Inc., a Delaware corporation (the "Corporation"), pursuant to authority conferred on the Board of Directors of the Corporation by the Restated Certificate of Incorporation ("Certificate of Incorporation") and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, certifies that the Board of Directors of the Corporation, at a meeting duly called and held, at which a quorum was present and acting throughout, duly adopted the following resolution:

         RESOLVED: That, pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation in accordance with the provisions of its Certificate of Incorporation, a series of Preferred Stock of the Corporation be and hereby is established, consisting of 1,300,000 shares, to be designated "Series A Convertible Preferred Stock" (the "Series A Preferred Stock"); that the Board of Directors be and hereby is authorized to issue such shares of Series A Preferred Stock from time to time and for such consideration and on such terms as the Board of Directors shall determine; and that, subject to the limitations provided by law and by the Certificate of Incorporation, the powers, designations, preferences and relative, participating, optional or other special rights of, and the qualifications, limitations or restrictions upon, the Series A Preferred Stock shall be as follows:

         1. Dividends. The Corporation shall not declare or pay any distributions on shares of Common Stock until the holders of the Series A Preferred Stock then outstanding shall have first received, or simultaneously receive, a distribution on each outstanding share of Series A Preferred Stock in an amount at least equal to the product of (i) the per share amount, if any, of the dividends or other distributions to be declared, paid or set aside for the Common Stock, multiplied by (ii) the number of whole shares of Common Stock into which such share of Series A Preferred Stock is then convertible.

         2. Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.

                 a. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation legally available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be distributed to the holders of any other class or series of stock of the Corporation ranking on liquidation prior and in preference to the Series A Preferred Stock (collectively referred to as "Senior Preferred


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Stock"), but before any payment shall be made to the holders of Common Stock or any other class or series of stock ranking on liquidation junior to the Series
A Preferred Stock (such Common Stock and other stock being collectively referred to as "Junior Stock") by reason of their ownership thereof, an amount equal to the greater of (i) $9.75 per share plus declared but unpaid dividends, if any, or (ii) such amount per share as would have been payable had each such share been converted into Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution or winding up. If upon any such liquidation, dissolution or winding up of the Corporation the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A Preferred Stock the full amount to which they shall be entitled, the holders of shares of Series A Preferred Stock and any class or series of stock ranking on liquidation on a parity with the Series A Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

                 b. After the payment of all preferential amounts required to be paid to the holders of Senior Preferred Stock, Series A Preferred Stock and any other class or series of stock of the Corporation ranking on liquidation on a parity with the Series A Preferred Stock, upon the dissolution, liquidation or winding up of the Corporation, the holders of shares of Junior Stock then outstanding shall be entitled to receive the remaining assets and funds of the Corporation available for distribution to its stockholders.

                 c. The merger or consolidation of the Corporation into or with another corporation (except a merger or consolidation in which the holders of capital stock of the Corporation immediately prior to such merger or consolidation continue to hold immediately following such merger or consolidation at least 51% by voting power of the capital stock of the surviving corporation), the sale of all or substantially all the assets of the Corporation or the approval by the Company's Board of Directors of a transaction or series of related transactions in connection with the acquisition by any person or group of affiliated persons of capital stock of the Corporation having a majority of the votes upon an election of directors, shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 2(c) unless the holders of at least a majority of the then outstanding shares of Series A Preferred Stock and any other class or series of stock ranking on liquidation on a parity with the Series A Preferred Stock, acting together as a single class, elect otherwise by giving written notice thereof to the Corporation at least 10 days before the effective date of such event; provided, however, that a merger of the Corporation shall not be deemed to be a liquidation if the holders of the Series A Preferred Stock





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would receive in such transaction for each share of Series A Preferred Stock, upon conversion of such share of Series A Preferred Stock, cash or marketable securities (including freely tradeable shares of common stock of the acquiring company) with a fair market value greater than the liquidation value of such share of Series A Preferred Stock. If the foregoing written notice is given, the provisions of Section 5(c) shall apply. The value of any property, rights or other securities distributed or deemed distributed shall be determined in good faith by the Board of Directors of the Corporation.

         3.      Voting.

                 (a) Each holder of outstanding shares of Series A Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of Series A Preferred Stock held by such holder are then convertible (as adjusted from time to time pursuant to Section 5(a) hereof), at each meeting of stockholders of the Corporation (and written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration. Except as provided by law, by the provisions of Subsection 3(b) below or by the provisions establishing any other series of Series Preferred Stock, holders of Series A Preferred Stock and of any other outstanding series of Series Preferred Stock shall vote together with the holders of Common Stock as a single class.

                 (b) The Corporation shall not amend, alter or repeal the preferences, special rights or other powers of the Series A Preferred Stock so as to affect adversely the Series A Preferred Stock, without the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series A Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class.
For this purpose, without limiting the generality of the foregoing, the issuance of any shares of capital stock which are required to be redeemed by the Corporation, which provide for dividends (other than dividends substantially similar to those set forth in Section 1 hereof) or with a preference or priority over the Series A Preferred Stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Corporation shall be deemed to affect adversely the Series A Preferred Stock, and the authorization of any shares of capital stock on a parity with Series A Preferred Stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Corporation shall not be deemed to affect adversely the Series A Preferred Stock. The number of authorized shares of Series A Preferred Stock may be increased or decreased (but not below the number of shares then outstanding) by the directors of the Corporation pursuant to Section 151 of the General Corporation Law of Delaware or by the affirmative vote of the holders of a





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majority of the then outstanding shares of the Common Stock, Series A Preferred
Stock and all other classes or series of stock of the Corporation entitled to vote thereon, voting as a single class, irrespective of the provisions of
Section 242(b)(2) of the General Corporation Law of Delaware.

         4. Optional Conversion. The holders of the Series A Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

                 a. Right to Convert. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $9.75 by the Conversion Price (as defined below) in effect at the time of conversion. The "Conversion Price" shall initially be $9.75. The Conversion Price, and the rate at which shares of Series A Preferred Stock may be converted into shares of Common Stock, are subject to adjustment as provided in Section 5(a) below.

         In the event of a liquidation of the Corporation, the right to convert shall terminate at the close of business on the first full day preceding the date fixed for the payment of any amounts distributable on liquidation to the holders of the Series A Preferred Stock. The Company shall use reasonable efforts to notify holders of Series A Preferred Stock at least five days prior to any liquidation.

                 b. Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series A Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the Conversion Price.

                 c.       Mechanics of Conversion.

                          (i)     In order for a holder of Series A Preferred
Stock to convert shares of Series A Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Series A Preferred Stock at the office of the transfer agent for the Series A Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Series A Preferred Stock represented by such certificate or certificates (the "Notice"). Such notice shall state such holder's name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his





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or its attorney duly authorized in writing.  The receipt of the Notice by the
Corporation shall be the conversion date so long as the transfer agent (or the Corporation if it serves as its own transfer agent) receives such certificates in proper form within three business days thereafter or if such certificates in proper form are not timely received within such three business days then, the date of both the receipt of such certificates and notice by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) shall be the conversion date ("Conversion Date"). The Corporation shall, as soon as practicable after the Conversion Date, issue and deliver at such office to such holder of Series A Preferred Stock, or to his or its nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share.

                          (ii)    The Corporation shall at all times when the
Series A Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series A Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series A Preferred Stock. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price.

                          (iii)   Upon any such conversion, no adjustment to
the Conversion Price shall be made for any declared but unpaid dividends on the Series A Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.

                          (iv)    All shares of Series A Preferred Stock which
shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the Conversion Date, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and payment of any dividends declared but unpaid thereon. Any shares of Series A Preferred Stock so converted shall be retired and cancelled and shall not be reissued, and the Corporation (without the need for stockholder action) may from time to time take such appropriate action as may be necessary to reduce the authorized Series A Preferred Stock accordingly.





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                          (v)     The Corporation shall pay any and all issue
and other taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series A Preferred Stock pursuant to this Section 4. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series A Preferred Stock so converted were originally registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

         5.      Certain Adjustments.

                 a. Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the date on which a share of Series A Preferred Stock was first issued ("the Original Issue Date") effect a subdivision of the outstanding Common Stock, the Conversion Price then in effect immediately before that subdivision shall be proportionately decreased. If the Corporation shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock, the Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

                 b. Adjustment for Reclassification, Exchange, or Substitution. If the Common Stock issuable upon the conversion of the Series A Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares provided for above, or a reorganization, merger, consolidation, or sale of assets provided for below), then and in each such event the holder of each such share of Series A Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such capital reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which such shares of Series A Preferred Stock might have been converted immediately prior to such capital reorganization, reclassification, or other change.

                 c. Adjustment for Merger or Reorganization, etc. In the event of any consolidation or merger of the Corporation with or into another corporation or the sale of all or substantially all of the assets of the Corporation to another corporation (other than a consolidation, merger or sale which is covered by Section 2(c)), each share of Series A Preferred Stock shall thereafter be convertible (or





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shall be converted into a security which shall be convertible) into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Series A Preferred Stock would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in this Section 5 set forth with respect to the rights and interest thereafter of the holders of the Series A Preferred Stock, to the end that the provisions set forth in this Section 5 shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series A Preferred Stock.

         6. Redemption. At any time after the third anniversary of the Original Issue Date, the Corporation shall have the right to redeem, in whole but not in part, the then outstanding shares of Series A Preferred Stock; provided, however, that the Corporation shall be required to give each holder of the Series A Preferred Stock 30 days' notice (the "Redemption Notice") of its intention to redeem such Stock and each holder shall have 30 days from the date of the Redemption Notice to exercise its conversion rights, as set forth in Section 4 above; provided further, however, the Corporation shall not have the foregoing right of redemption unless the last trade price on its outstanding Common Stock for 30 consecutive trading days ending on the date prior to the date such notice of redemption is mailed to the holders of the Series A Preferred Stock is 120% of the Conversion Price.





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         IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Certificate of Designations of the Preferred Stock to be signed by its President and Chief Executive Officer this 23rd day of September, 1997.


                                            DIATIDE, INC.





                                            By:
                                               -----------------------------
                                                 Richard T. Dean,
                                                 President and Chief
                                                   Executive Officer





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